UNITED STATES
                     SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C.  20549

                                  FORM 8-K

                               CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

         Date of Report (Date of Earliest Event Reported:)   May 3, 2005

                         General Cable Corporation
           (Exact name of registrant as specified in its charter)

         Delaware                    001-12983               06-1398235
----------------------------  ------------------------  --------------------
(State or other jurisdiction  (Commission File Number)  (I.R.S. Employer
 of incorporation)                                       Identification No.)

                             4 Tesseneer Drive
                     Highland Heights, Kentucky 41076
             -------------------------------------------------
             (Address of principal executive offices/Zip Code)

Registrant's telephone number, including area code:   (859) 572-8000

                              Not Applicable
      -----------------------------------------------------------
      Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act
     (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
     (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Item 2.02 Results of Operations and Financial Condition.

     On May 3, 2005, the registrant issued a press release, a copy of which is filed as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

List below the financial statements, pro forma financial information and exhibits, if any, filed as a part of this report.

     (c) The Exhibit accompanying this Report is listed in the Index to Exhibits.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENERAL CABLE CORPORATION
(Registrant)

Date:  May 4, 2005



(Signature)* /s/ Robert J. Siverd
             --------------------
             Robert J. Siverd
             Executive Vice President and General Counsel

                               Exhibit Index

          Exhibit No.       Description
          -----------       ------------------------------------
          99.1              Exhibit 99.1

GENERAL CABLE CORPORATION REPORTS FIRST QUARTER RESULTS AND DECLARES DIVIDEND
                            ON PREFERRED STOCK

HIGHLAND HEIGHTS, Ky.--(BUSINESS WIRE)--May 3, 2005--General Cable Corporation (NYSE:BGC) reported net income after preferred stock dividends for the first quarter ended April 1, 2005 of $7.5 million, which was $0.18 on a diluted per share basis. These results were up from a net loss of $(3.4) million in the first quarter of 2004.
HIGHLIGHTS

    -- Net sales of $554.2 million were up 7% versus metal-adjusted sales in the first quarter of 2004. All three reporting segments reported positive sales growth versus prior year.

    -- Gross margin increased by 290 basis points in the first quarter of 2005 versus the metal-adjusted gross margin, excluding rationalization charges, in the first quarter of 2004.

    -- Completed the acquisition of certain assets of Draka Comteq's business in North America.

    -- Earnings per share forecast for the second quarter of 2005 is between $0.20 and $0.25 per share on approximately $580 to $600 million in revenues.

In accordance with the terms of the Company's 5.75% Series A Convertible Redeemable Preferred Stock, the Board of Directors has declared a preferred stock dividend of approximately $0.72 per share for the three-month period ending May 24, 2005. The dividend is payable on May 24, 2005 to preferred stockholders of record as of April 29, 2005.

"The pricing actions we implemented in the second half of 2004 have been effective, allowing us to make significant progress towards recovering the inflation in our raw materials and increasing our operating margin on metal-adjusted sales by about 260 basis points versus the operating margin, excluding rationalization charges, in the first quarter of 2004," commented Gregory B. Kenny, President and Chief Executive Officer of General Cable. "Additionally, this is the eighth consecutive quarter in which we have reported positive year-over-year metal-adjusted revenue growth, indicating the recovery which began in 2003 in the wire and cable industry is continuing into 2005. We do, however, continue to cautiously monitor the underlying demand from our traditional RBOC telecom cable customers and the rate of incursion of fiber into the telecom network."

FIRST QUARTER RESULTS

Net sales for the first quarter of 2005 were $554.2 million, an increase of 7% versus metal-adjusted net sales in the 2004 first quarter. The average price per pound of copper and aluminum increased $0.23 and $0.14, respectively, from the first quarter of 2004 to the first quarter of 2005. The 2004 net sales have been increased in this comparison to put them on a consistent metal-adjusted basis with 2005 net sales. Overall net sales for the quarter were positively affected by about 2% as a result of favorable year-over-year changes in foreign currency exchange rates for the Company's international operations and by increased pricing across all segments.

GENERAL CABLE REPORTS FIRST QUARTER RESULTS
PAGE 2

Contributing to the 7% increase in metal-adjusted net sales was a 10% increase in Energy cables, where North American sales increased due to strong demand for both transmission and distribution cables. International sales were also up due to demand for distribution cables and favorable foreign currency exchange rates. Industrial & Specialty cables revenue was up 3% due to continuing strong demand for zero halogen cables in Europe and favorable foreign currency exchange rates. Revenue for Communications cables increased 12% reflecting increased sales in all product segments, including telephone exchange cables, LAN cables, electronics and OEM assemblies.

Selling, general and administrative expenses were $43.2 million in the first quarter of 2005, up from $38.7 million in the first quarter of 2004. The increase was in large measure due to the Company's Sarbanes-Oxley compliance activities and changes in foreign currency exchange rates. Reported SG&A was 7.8% of net sales in the first quarter of 2005, up from the 7.5% of metal-adjusted net sales reported in the first quarter of 2004.

The first quarter 2005 operating income of $24.2 million was up from $6.7 million in the first quarter of 2004. The 2004 results included a $2.7 million charge related to the rationalization of certain industrial cable manufacturing facilities. Operating income for the first quarter of 2005 included approximately $0.8 million of strike related costs and benefited from the price increases implemented in the second half of 2004 to recover rapidly increasing raw material costs.

Net interest expense was $9.9 million for the first quarter of 2005, up from $9.3 million in the same period in 2004 as a result of a higher level of debt. The Company's debt level has increased over the prior year due to higher working capital requirements as a result of increased sales volumes and pricing as the Company passed through significantly higher raw material costs to its customers. During the first quarter of 2005, the Company accrued approximately $1.5 million in dividends on its preferred stock.

SECOND QUARTER 2005 OUTLOOK

"For the second quarter of 2005, we are estimating that revenue should be in the $580 to $600 million range, up approximately 5% from metal-adjusted revenues in the second quarter of 2004," said Kenny. "With the expectation that copper will average between $1.45 and $1.50 per pound, diluted earnings per share should be in the $0.20 to $0.25 range."

General Cable (NYSE:BGC), headquartered in Highland Heights, Kentucky, is a leader in the development, design, manufacture, marketing and distribution of copper, aluminum and fiber optic wire and cable products for the energy, industrial, specialty and communications markets. Visit our website at www.generalcable.com.

                                 - more -

Certain statements in this press release, including without limitation, statements regarding future financial results and performance, plans and objectives, capital expenditures and the Company's or management's beliefs, expectations or opinions, are forward-looking statements. Actual results may differ materially from those statements as a result of factors, risks and uncertainties over which the Company has no control. Such factors include economic and political consequences resulting from the September 2001 terrorist attack and the war with Iraq, domestic and local country price competition, particularly in certain segments of the power cable market and other competitive pressures; general economic conditions, particularly in construction; changes in customer or distributor purchasing patterns in our business segments; the Company's ability to increase manufacturing capacity and productivity; the financial impact of any future plant closures; the Company's ability to successfully complete and integrate acquisitions and divestitures; the Company's ability to negotiate extensions of labor agreements on acceptable terms; the Company's ability to service debt requirements and maintain adequate domestic and international credit facilities and credit lines; the Company's ability to pay dividends on its preferred stock; the impact of unexpected future judgments or settlements of claims and litigation; the Company's ability to achieve target returns on investments in its defined benefit plans; the Company's ability to avoid limitations on utilization of net losses for income tax purposes; the cost of raw materials, including copper and aluminum; the Company's ability to increase its selling prices during periods of increasing raw material costs; the impact of foreign currency fluctuations; the impact of technological changes; and other factors which are discussed in the Company's Report on Form 10-K filed with the Securities and Exchange Commission on March 30, 2005, as well as periodic reports filed with the Commission.

                                  ###

                             TABLES TO FOLLOW

Release No. 0467
05/03/05

             General Cable Corporation and Subsidiaries
                Consolidated Statements of Operations
                (in millions, except per share data)
                             (unaudited)


                                                 --------------------
                                                     Three Fiscal
                                                     Months Ended
                                                 --------------------
                                                  April 1,  March 31,
                                                    2005      2004
                                                 ---------  ---------
Net sales                                         $ 554.2   $ 478.6
Cost of sales                                       486.8     433.2
                                                 ---------  ---------
Gross profit                                         67.4      45.4

Selling, general and
    administrative expenses                          43.2      38.7
                                                 ---------  ---------
Operating income                                     24.2       6.7
Other expense                                        (0.1)     (0.5)
Interest expense:
                    Interest expense                (10.3)     (9.5)
                    Interest income                   0.4       0.2
                                                 ---------  ---------
                                                     (9.9)     (9.3)
                                                 ---------  ---------

Income (loss) before income taxes                    14.2      (3.1)
Income tax (provision) benefit                       (5.2)      1.2
                                                 ---------  ---------
Net income (loss)                                     9.0      (1.9)
Less: preferred stock dividends                      (1.5)     (1.5)
                                                 ---------  ---------
Net income (loss) applicable to
 common shareholders                              $   7.5   $  (3.4)
                                                 ---------  ---------
                                                 ---------  ---------
Earnings (loss) per share
-------------------------------------------------
Earnings (loss) per common share                  $  0.19   $ (0.09)
                                                 ---------  ---------
                                                 ---------  ---------
Weighted average common shares                       39.2      39.2
                                                 ---------  ---------
                                                 ---------  ---------
Earnings (loss) per common share-
    assuming dilution                             $  0.18   $ (0.09)
                                                 ---------  ---------
                                                 ---------  ---------
Weighted average common shares-
    assuming dilution                                50.7      39.2
                                                 ---------  ---------
                                                 ---------  ---------

             General Cable Corporation and Subsidiaries
                Consolidated Statements of Operations
                         Segment Information
                            (in millions)
                             (unaudited)

                                            --------------------------
                                            Three Fiscal Months Ended
                                            --------------------------
                                                April 1,     March 31,
                                                  2005         2004
                                            ------------  ------------
Revenues (as reported)
-------------------------------------------
    Energy Segment                             $  196.5      $  166.5
    Industrial & Specialty Segment                217.6         195.7
    Communications Segment                        140.1         116.4
                                            ------------  ------------
                                      Total    $  554.2      $  478.6
                                            ------------  ------------
                                            ------------  ------------

Revenues (metal adjusted)
-------------------------------------------
    Energy Segment                             $  196.5      $  178.8
    Industrial & Specialty Segment                217.6         212.3
    Communications Segment                        140.1         124.6
                                            ------------  ------------
                                      Total    $  554.2      $  515.7
                                            ------------  ------------
                                            ------------  ------------
Metal Pounds Sold
-------------------------------------------
    Energy Segment                                 70.6          71.6
    Industrial & Specialty Segment                 57.7          66.5
    Communications Segment                         32.2          33.3
                                            ------------  ------------
                                      Total       160.5         171.4
                                            ------------  ------------
                                            ------------  ------------
Operating Profit (Loss)
-------------------------------------------
    Energy Segment                             $   12.3      $    7.5
    Industrial & Specialty Segment                  7.7           2.8
    Communications Segment                          4.2          (0.9)
                                            ------------  ------------
                                   Subtotal        24.2           9.4
   Corporate                                          -          (2.7)
                                            ------------  ------------
                                      Total    $   24.2      $    6.7
                                            ------------  ------------
                                            ------------  ------------
Return on Metal Adjusted Sales
-------------------------------------------
    Energy Segment                                  6.3%          4.2%
    Industrial & Specialty Segment                  3.5%          1.3%
    Communications Segment                          3.0%         -0.7%
    Total Company                                   4.4%          1.3%

Capital Expenditures
-------------------------------------------
    Energy Segment                             $    3.2      $    2.7
    Industrial & Specialty Segment                  2.6           2.6
    Communications Segment                          1.4           1.5
                                            ------------  ------------
                                      Total    $    7.2      $    6.8
                                            ------------  ------------
                                            ------------  ------------
Depreciation & Amortization
-------------------------------------------
    Energy Segment                             $    1.9      $    2.4
    Industrial & Specialty Segment                  2.8           2.6
    Communications Segment                          4.3           4.7
                                            ------------  ------------
                                   Subtotal         9.0           9.7
   Corporate(1)                                       -           1.4
                                            ------------  ------------
                                      Total    $    9.0      $   11.1
                                            ------------  ------------
                                            ------------  ------------

(1) Relates to the rationalization of certain Industrial plant locations.

              GENERAL CABLE CORPORATION AND SUBSIDIARIES
                     Consolidated Balance Sheets
                   (in millions, except share data)

ASSETS                                         April 1,   December 31,
-------                                          2005        2004
                                             -----------  ------------
Current Assets:                              (unaudited)
 Cash                                          $   34.5      $   36.4
 Receivables, net of allowances of $16.7
  million at April 1, 2005
  and $16.0 million at December 31, 2004          383.6         350.9
 Inventories                                      338.6         315.5
 Deferred income taxes                             23.1          23.0
 Prepaid expenses and other                        28.6          38.8
                                             -----------  ------------
     Total current assets                         808.4         764.6
Property, plant and equipment, net                355.0         356.0
Deferred income taxes                              65.0          65.7
Other non-current assets                           35.2          34.5
                                             -----------  ------------
     Total assets                              $1,263.6      $1,220.8
                                             -----------  ------------
                                             -----------  ------------
LIABILITIES AND SHAREHOLDERS' EQUITY
------------------------------------
Current Liabilities:
 Accounts payable                              $  371.4      $  357.4
 Accrued liabilities                              115.5         108.1
 Current portion of long-term debt                  2.0           1.1
                                             -----------  ------------
     Total current liabilities                    488.9         466.6
Long-term debt                                    393.9         373.8
Deferred income taxes                              13.8          15.3
Other liabilities                                  65.3          63.7
                                             -----------  ------------
     Total liabilities                            961.9         919.4
                                             -----------  ------------
Shareholders' Equity:
 Redeemable convertible preferred stock,
   2,070,000 shares at redemption value
   (liquidation preference of $50.00 per
    share)                                        103.5         103.5
 Common stock, $0.01 par value,
   issued and outstanding shares:
     April 1, 2005 -  39,498,210 (net of
      4,885,823 treasury shares)
     December 31, 2004 -  39,335,754 (net of
      4,885,823 treasury shares)                    0.4           0.4
 Additional paid-in capital                       146.0         144.1
 Treasury stock                                   (51.0)        (51.0)
 Retained earnings                                 94.4          86.4
 Accumulated other comprehensive income            14.2          22.4
 Other shareholders' equity                        (5.8)         (4.4)
                                             -----------  ------------
     Total shareholders' equity                   301.7         301.4
                                             -----------  ------------
     Total liabilities and shareholders'
      equity                                   $1,263.6      $1,220.8
                                             -----------  ------------
                                             -----------  ------------